EXHIBIT 24

                          CONFIRMING STATEMENT


This statement confirms that the undersigned,Bruce L. Koepfgen, has authorized and designated Seth H. Hoogasian, Barbara J. Lucas,
John A. Piccione,and Sharon J. Schlesinger to execute and file on the undersigned's behalf all Forms 3, 4, and 5
(including any amendments thereto)that the undersigned may be required to file with the U. S. Securities and Exchange
Commission as a result of the undersigned's ownership of or transactions in securities of THERMO FISHER SCIENTIFIC INC.
The authority of Seth H. Hoogasian, Barbara J. Lucas,
John A. Piccione, and Sharon J. Schlesinger under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of THERMO
FISHER  SCIENTIFIC  INC., unless  earlier revoked in writing.
The  undersigned acknowledges that Seth H. Hoogasian,
Barbara J. Lucas, John A. Piccione, and Sharon J. Schlesinger are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.






Date:  November 9, 2006

      /S/Bruce L. Koepfgen
      ____________________